[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILE SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                 EXHIBIT 10.94

                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

        THIS COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (this "Agreement") is made and entered into effective as of December 11, 1998, by and between AXYS PHARMACEUTICALS, INC., a Delaware corporation having its principal place of business at 180 Kimball Way, South San Francisco, CA 94080 ("Axys"), and RHONE-POULENC RORER PHARMACEUTICALS INC., a Delaware corporation having a place of business at 500 Arcola Road, Collegeville, Pennsylvania 19426 ("RPR"). Axys and RPR may be referred to herein as a "Party" or, collectively, as "Parties."

                                    RECITALS

        WHEREAS, Axys and its Affiliates possess proprietary technology and know-how related to the discovery, identification and/or synthesis of cathepsin S inhibitors and have identified chemical compounds that are cathepsin S inhibitors; and

        WHEREAS, RPR and its Affiliates are engaged in the research, development and marketing of products for the treatment of, among other things, respiratory and cardiovascular diseases; and

        WHEREAS, Axys and RPR desire to collaborate in the discovery, development and commercialization of cathepsin S inhibitors for use in the prevention and/or treatment of certain human diseases as identified below.

        NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

        Unless otherwise specifically provided herein, the following terms shall have the following meanings:

        1.1 "ACTIVE COMPOUND" means any compound that:

                (a) (1) has the ability to inhibit (or, in the case of a prodrug, an active species of which inhibits) cathepsin S with a [*]; (2) has greater than [*] for cathepsin S against an [*], as determined by the JRC; and
(3) has appropriate [*] selected by the JRC; and



                                       1.

                (b) satisfies one or more of the following:

                        (1) is [*]; or

                        (2) is [*] either (i) [*] or (ii) [*]; or

                        (3) [*] (including without limitation the [*] thereto) [*], and is determined to [*] or

                        (4) is [*], as defined in any pending or issued claim of any unexpired Axys Patent, RPR Patent or Joint Patent filed in the United States or Japan or as a European Patent Application, or as a Patent Cooperation Treaty ("PCT") application designating the United States and the contracting states of the European Patent Convention, and [*], provided that [*].

        Notwithstanding the foregoing provisions of this Section 1.1, the term "Active Compounds" [*].

        1.2 "AFFILIATE" with respect to Axys, shall mean any Person controlling, controlled by, or under common control with, Axys. With respect to RPR, "Affiliate" shall mean any Person controlled by Rhone-Poulenc Rorer, Inc., a Pennsylvania corporation. For the purposes of this Section 1.2 only, "control" shall refer to (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (b) the ownership, directly or indirectly, of at least 50% (or, if less, the maximum ownership interest permitted by law) of the voting securities or other ownership interest of a Person.

        1.3 "AXYS KNOW-HOW" means all Information Controlled by Axys at any time prior to the end of the Research Term constituting methods, techniques, materials, know-how, trade secrets, inventions or data necessary or useful for the identification, development, synthesis, assaying, manufacture, use or sale of Active Compounds and Licensed Products, but excluding the Axys Patents, Joint Patents and any information that Axys is restricted from disclosing due to confidentiality obligations to a Third Party.

        1.4 "AXYS PATENTS" means all Patent Rights that are Controlled by Axys or an Affiliate of Axys that claim (i) Active Compounds or Licensed Products,
(ii) the manufacture or use of Active Compounds or Licensed Products, or (iii) methods or materials used for discovering, identifying, or assaying for Active Compounds or Licensed Products, where such Patent Rights claim inventions made prior to the end of the Research Term, but excluding any Joint Patents.

        1.5 "AXYS PRODUCT" shall have the meaning ascribed to such term in
Section 5.3.

        1.6 "BACK-UP COMPOUND" means any Active Compound [*], as provided in Section [*], together with any salt, solvate or prodrug of such [*].


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                       2.

        1.7 "COLLABORATION COMPOUND" means any Active Compound that has been [*] for further development and commercialization as a Collaboration Compound, pursuant to Section 5.1, together with any salt, solvate or prodrug of such selected compound.

        1.8 "CONFIDENTIAL INFORMATION" means a Party's confidential information, inventions, know-how, data and materials relating to the Research, or the Active Compounds or Licensed Products, including without limitation research, technical, clinical development, manufacturing, marketing, financial, personnel and other business information and plans, which, if disclosed in written, graphic or electronic form, is marked or otherwise designated as "confidential" or "proprietary" and, if disclosed orally, is summarized and designated as "confidential" or "proprietary" in a writing provided to the receiving Party not later than sixty (60) days after such disclosure.

        1.9 "CONTROL" means, with respect to an item of Information or intellectual property right, possession of the ability, whether by ownership or license, to grant a license or sublicense as provided for herein under such item or right without violating the terms of any agreement or other arrangements with any Third Party.

        1.10 "EFFECTIVE DATE" means the effective date of this Agreement as set forth in the first paragraph hereof.

        1.11 "FAIR MARKET VALUE" means the cash consideration which a willing seller would realize from an unaffiliated, unrelated and willing buyer in an arm's length sale of an identical item sold in the same quantity and at the same time and place of the transaction.

        1.12 "FDA" means the United States Food and Drug Administration, or the successor federal agency thereto.

        1.13 "FIELD" means the [*] of one or more Indications by means of inhibition of cathepsin S.

        1.14 "FIRST COMMERCIAL SALE" means, with respect to any Licensed Product in any country, the first sale for use or consumption by the general public of such Licensed Product in such country after all Regulatory Approvals have been obtained in such country.

        1.15 "FTE" means a full-time scientific person dedicated by Axys or RPR (or their Affiliates, as applicable) to the Research, or in the case of less than a full-time dedicated scientific person, a full-time, equivalent scientific person year, based upon a total of [*] per year of [*].

        1.16 "IND" means an investigational new drug application filed with the FDA for approval to commence human clinical trials, or the equivalent in other countries or regulatory jurisdictions.

        1.17 "INDICATION" means any one of the following indications:


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                       3.

                (a) rheumatoid arthritis;

                (b) atherosclerosis and diseases and conditions caused by atherosclerosis;

                (c) Respiratory Diseases treated via oral delivery of a therapeutic; or

                (d) Respiratory Diseases treated by an inhalable or intranasally delivered formulation of a therapeutic.

The term "Indication" shall also include any New Indication that is included within the definition pursuant to the terms of Section 5.3 (except as otherwise provided in Section 5.3(d)).

        1.18 "INFORMATION" means any data results, information, know-how, trade secrets, techniques, methods, development, material, or compositions of matter of any type or kind.

        1.19 "JOINT KNOW-HOW" means all Research Technology that is made jointly by employees or agents of Axys or its Affiliates and by employees or agents of RPR or its Affiliates, prior to the end of the Research Term, but excluding the Joint Patents.

        1.20 "JOINT PATENTS" means all Patent Rights that claim or cover inventions within the Research Technology that are made jointly by employees or agents of Axys and by employees or agents of RPR or their respective Affiliates, prior to the end of the Research Term and name as inventors one or more employees or agents of Axys or its Affiliates together with one or more employees or agents of RPR or its Affiliates.

        1.21 "JOINT RESEARCH COMMITTEE" OR "JRC" means that committee to be formed pursuant to Section 4.1.

        1.22 "KNOW-HOW" means Axys Know-How and/or RPR Know-How.

        1.23 "LICENSED PRODUCT" means any product, including any formulation thereof, containing or comprising a Collaboration Compound.

        1.24 "MAJOR PHARMACEUTICAL MARKET" means each of the United States, the countries of the European Union, and Japan.

        1.25 "MATERIALS" shall have the meaning assigned to such term in Section 2.11.

        1.26 "NDA" means a New Drug Application filed pursuant to the requirements of the FDA, as more fully defined in 21 C.F.R. Section 314.5 et seq, and any equivalent application filed with any equivalent regulatory authority in a Major Pharmaceutical Market.

        1.27 "NET SALES" means the [*].

For clarification, [*].

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                       4.

        1.28 "PATENT RIGHT" means (i) an issued and existing letters patent, including any extensions, supplemental protection certificates, registration, confirmation, reissue, reexamination or renewal thereof, (ii) pending applications, including any continuation, divisional, continuation-in-part application thereof, for any of the foregoing, and (iii) all counterparts to any of the foregoing issued by or filed in any country or other jurisdiction.

        1.29 "PERSON" means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

        1.30 "PHASE I" means that portion of the clinical development program which generally provides for the first introduction into humans of a product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of the product.

        1.31 "PHASE III" means that portion of the clinical development program which provides for the pivotal trials of a product on sufficient numbers of patients to establish the safety and efficacy of a product for the desired label claims and indications.

        1.32 "PHASE TRANSITION CRITERIA" shall have the meaning ascribed to it in the "Phase Transition Criteria" document, which is attached hereto as Exhibit A.

        1.33 "REGULATORY APPROVAL" means any and all approvals (including price and reimbursement approvals), licenses, registrations, or authorizations of any federal, national, state, provincial or local regulatory agency, department, bureau or other government entity, necessary for the manufacture, use, storage, import, transport and sale of a Licensed Product in a country.

        1.34 "RELEVANT PERIOD" means the period which begins on the Effective Date and ends on the [*] of the expiration of the Research Term.

        1.35 "RESEARCH" means the collaborative research program undertaken by the Parties pursuant to this Agreement to discover, identify, synthesize and evaluate Active Compounds for use in the Field.

        1.36 "RESEARCH PLAN" means the specific plan for conducting the Research, as described in Section 2.1 and attached hereto as Exhibit B, as such plan may be revised from time to time by the JRC.

        1.37 "RESEARCH TECHNOLOGY" means all tangible and intangible know-how, trade secrets, inventions (whether or not patentable), discoveries, developments, data, clinical and preclinical results, information, and physical, chemical or biological material, and any replication of or any part of any of the foregoing, that was made by employees or agents of Axys, RPR, and/or any of their respective Affiliates, either alone or jointly, during the course of and in the conduct of the Research during the Research Term.



                                       5.

        1.38 "RESEARCH TERM" means the period during which the Parties shall conduct the Research, commencing on the Effective Date and terminating upon either: [*].

        1.39 "RESPIRATORY DISEASES" means [*] .

        1.40 "RPR KNOW-HOW" means all Information Controlled by RPR at any time prior to the end of the Research Term constituting methods, techniques, materials, know-how, trade secrets, inventions or data necessary or useful for the identification, pharmacological development, synthesis, assaying and use of Active Compounds and Licensed Products, but excluding RPR Patents and Joint Patents and excluding any Information that RPR is restricted from disclosing due to confidentiality obligations to a Third Party.

        1.41 "RPR PATENTS" means all Patent Rights Controlled by RPR or an Affiliate of RPR that claim Active Compounds, the manufacture or use of Active Compounds or methods or materials useful for discovering, identifying, or assaying for Active Compounds, where such Patent Rights claim inventions made prior to the end of the Research Term, but excluding any Joint Patents.

        1.42 "SUBLICENSEE" means a Person other than an Affiliate of RPR to which RPR has granted sublicense rights under the licenses granted RPR hereunder, which rights include at least the rights to make and sell Licensed Products. Third Parties that are permitted only to distribute and resell finished Licensed Products or that manufacture or finish Licensed Products for supply to RPR or its Affiliate are not "Sublicensees."

        1.43 "THIRD PARTY" means any Person other than Axys, RPR or Affiliates of either of them, or any Sublicensee.

        1.44 "VALID CLAIM" means a claim of an issued and unexpired patent which has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken or, after mutual consultation and agreement, an appeal is not taken within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

                                    ARTICLE 2

                                    RESEARCH

        2.1 COLLABORATIVE RESEARCH. Commencing on the Effective Date, subject to the terms and conditions herein, the Parties shall each use commercially reasonable diligent efforts to conduct the Research on a collaborative basis, with the goal of discovering, identifying, synthesizing and performing preclinical research on Active Compounds with the further goal of identifying and selecting certain Active Compounds that are suitable for development as Collaboration Compounds and for commercialization as Licensed Products for use in the Field as soon as reasonably practicable. Subject to Sections 2.3 and 2.4, the Parties shall conduct the


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                       6.

Research as generally specified in the Research Plan (as amended or revised by the JRC from time to time) and in a manner consistent with the Phase Transition Criteria. The Research Plan, among other things as further specified in Section 4.3, shall specify the scientific direction and research milestones, and allocate Research responsibilities and resources between the Parties in a manner consistent with this Agreement.

        2.2 CONDUCT OF THE RESEARCH.

                (a) The Research will be managed and directed by the JRC, as provided in Article 4 hereof.

                (b) During the course of the Research, each Party shall disclose to the other the Know-How and patent applications of such Party as the other Party reasonably needs to conduct its obligations and assigned tasks under the Research Plan. All work conducted by either Party in the course of the Research shall be completely and accurately recorded, in sufficient detail and in good scientific manner, in separate laboratory notebooks distinct from other work being conducted by the Parties. On reasonable notice, and at reasonable intervals, each Party shall have the right to inspect and copy all such records of the other Party reflecting Research Technology or work done under the Research, to the extent reasonably required to carry out its respective obligations and to exercise its respective rights hereunder. Notwithstanding
Section 1.8, all such records shall constitute Confidential Information of the Party creating such records. The Parties acknowledge and agree that neither Party guarantees the success of the Research tasks undertaken hereunder.

                (c) In order to protect the Parties' patent rights under U.S. law in any inventions conceived or reduced to practice during or as a result of the Research, each Party agrees to maintain a policy which requires its employees to record and maintain all data and information developed during the Research in such a manner as to enable the parties to use such records to establish the earliest date of invention and/or diligence to reduction to practice. At a minimum, the policy shall require such individuals to record all inventions generated by them in standard laboratory notebooks which are dated and corroborated by non-inventors on a regular, contemporaneous basis.

        2.3 AXYS RESEARCH EFFORTS. Axys agrees to commit the resources set forth in this Section 2.3 to perform its obligations under the Research Plan. In conducting the Research, Axys shall be responsible for the tasks allocated to it under the Research Plan. In the performance of such work, Axys shall maintain and utilize scientific staff, laboratories, offices and other facilities consistent with such undertaking. Axys shall use personnel with sufficient skills and experience as are required to accomplish efficiently and expeditiously the objectives of the Research as set forth in the Research Plan in good scientific manner and in compliance in all material respects with all applicable laws, rules, regulations, and all other requirements of applicable good laboratory practices. Commencing upon the Effective Date and continuing in each year during the Research Term, Axys shall commit [*] to conduct Axys' obligations under the Research Plan. [*]. Axys shall provide RPR [*] and [*]. [*].


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                       7.

        2.4 RPR RESEARCH EFFORTS. RPR agrees to commit the resources set forth in this Section 2.4 to perform its obligations under the Research Plan. In conducting the Research, RPR shall be responsible for the tasks allocated to it under the Research Plan. In the performance of such work, RPR shall maintain and utilize scientific staff, laboratories, offices and other facilities consistent with such undertaking and shall use personnel with sufficient skills and experience as are required to accomplish efficiently and expeditiously the objectives of the Research as set forth in the Research Plan in good scientific manner and in compliance in all material respects with all requirements of applicable laws, rules and regulations, and all other requirements of applicable good laboratory practices. Each year during the Research Term, RPR shall commit such average number of FTEs in its or its Affiliates' employ as shall be specified in the Research Plan and as shall be necessary to conducting RPR's obligations under the Research Plan.

        2.5 RESEARCH FUNDING. RPR will support Axys' efforts under the Research by paying Axys an amount per year per FTE (the "FTE Reimbursement Rate"), dedicated to the Research during the Research Term, as provided in the Research Plan. The FTE Reimbursement Rate shall initially [*], but [*]. The amounts due Axys under this Section 2.5 shall be payable in equal installments on a quarterly basis, on the first day of each January, April, July and October of each year during the Research Term; provided, however, [*], which amounts shall be paid in equal quarterly installments as described in the immediately preceding sentence. [*]. RPR shall be solely responsible for supporting the costs of RPR's Research efforts, including its preclinical development efforts hereunder.

        2.6 RESEARCH INFORMATION AND REPORTS. Subject to restrictions imposed by a Party's confidentiality obligations to any Third Party, each Party will also disclose at any time on or before the end of the Research Term any Know-How learned, acquired or discovered by such Party reasonably promptly after such Know-How is learned, acquired or discovered to the extent reasonably needed by the other Party for conducting its tasks under the Research. Further, each Party will disclose to the other all Research Technology discovered, invented, or made by such Party that is useful in or relates to the Research, including, without limitation, information regarding Active Compounds, activities of Active Compounds, derivatives, and results of in vitro and in vivo studies, assay techniques and new assays. Such Research Technology will be promptly disclosed to the other Party, with meaningful discoveries or advances being communicated as promptly as practicable after such information is obtained or its significance is appreciated. Each Party will provide the other with copies of the raw data generated in the course of the Research, if reasonably necessary to the other Party's work under the Research. Commencing six (6) months after the Effective Date, and continuing thereafter during the Agreement, each Party will give the other written reports on a semi-annual basis summarizing all research or development work done on Active Compounds, Back-Up Compounds and Collaboration Compounds during the previous two (2) quarters; provided, however, that once RPR or its Affiliates initiate clinical development for a Collaboration Compound or Back-Up Compound, RPR's obligations pursuant to this sentence regarding such Collaboration Compound or Back-Up Compound shall terminate and RPR shall thereafter provide the reports required by Section 5.2 hereof. Nothing herein shall require either Party to disclose information received from a Third Party which remains subject to confidentiality obligations to such Third Party.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                       8.

        2.7 IDENTIFICATION AND TESTING OF ACTIVE COMPOUNDS. Each Party shall inform the other Party and the JRC in writing as promptly as practicable upon the Party's discovery, synthesis, acquisition or identification of Active Compounds. The notifying Party shall include in such notices [*]. RPR and its Affiliates, alone or in conjunction with Axys, shall conduct such further testing of the Active Compounds as needed [*].

        2.8 EARLY TERMINATION OF AGREEMENT.

                (a) TERMINATION FOR [*]. If during the Research Term, the Parties mutually determine, in good faith, that the pursuit of cathepsin S inhibitors for use in the Field is [*] then upon such determination the Parties shall terminate this Agreement. Upon termination of this Agreement pursuant to this Section 2.8(a): (i) [*], and (ii) each Party [*].

                (b) TERMINATION DUE TO ISSUANCE OF THIRD PARTY PATENT RIGHTS. In the event that, during the Research Term, a Patent Right owned by a Third Party (other than an affiliate of Rhone-Poulenc S.A.) is either granted or published in a Major Pharmaceutical Market and such Patent Right (a "Blocking Patent") claims (i) [*], or (ii) [*] by Axys and/or RPR as of the date the Parties become aware of such Patent Right, (each, a "Blocking Claim") then [*]. If in [*], and
(y) [*], (i) RPR shall as promptly as practicable provide to Axys all copies of all data, reports, records and materials in RPR's possession or control which relate to the Research (provided that the provision to Axys of the foregoing copies shall not be deemed to create any additional rights or licenses in any such copies or the intellectual property embodied therein, and Axys' rights to use or exploit such information and rights shall be solely as expressly granted by RPR to Axys elsewhere in the Agreement and, with respect to Joint Know-How or Joint Patents, those rights of Axys as a joint owner); (ii) [*]; and (iii) RPR covenants that RPR and its Affiliates [*].

        2.9 EARLY TERMINATION OF COLLABORATIVE ASPECT OF RESEARCH.

                (a) TERMINATION FOR [*] OF RESEARCH OBLIGATIONS. In the event that Axys defaults in its performance of its obligations hereunder [*] either
(i) to conduct its tasks under the Research Plan, and such failure [*] or (ii) to comply with its applicable exclusivity obligations under Section 2.13(a), then RPR may give notice to Axys specifying the nature of the default, requesting Axys to cure such default and stating RPR's intention to terminate the Research if such default is not cured within the period set forth below. If such default is not cured within sixty (60) days after the receipt of such notice, or if such default is not curable within such period, if Axys has not commenced reasonable actions to perform its obligations in the future and does not diligently continue to perform such obligations, RPR shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement and in addition to any other remedies available to it by law or in equity, to terminate the collaborative aspects of the Research and RPR's obligations under
Section 2.5 hereof by giving written notice to take effect immediately upon delivery of such notice.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                                       9.

                (b) TERMINATION FOR CHANGE IN CONTROL OF AXYS. RPR may also terminate the collaborative aspects of the Research and its obligations under
Section 2.5 hereof at any time prior to the expiration of the Research Term in the event that a Third Party acquires, directly or indirectly with its affiliates, fifty percent (50%) or more of the voting stock of, or all or substantially all of the assets of, Axys, whether through merger, consolidation, acquisition or otherwise), [*], provided, however, that RPR shall have exercised its termination rights within thirty (30) days after such rights first arise hereunder.

                (c) EFFECT OF TERMINATING THE RESEARCH. Upon termination of the collaborative aspects of the Research by RPR pursuant to subsection 2.9(a) or 2.9(b), Axys shall promptly provide to RPR copies of all data, reports, records and materials in Axys' possession that either (i) [*], or (ii) [*]. The provision to RPR of the foregoing copies shall not be deemed to create any additional rights or licenses in any such copies or the intellectual property embodied therein, and RPR's rights to use or exploit such information and rights shall be solely as expressly granted by Axys to RPR in Article 3 and, with respect to Joint Know-How or Joint Patents, those rights of RPR as a joint owner. After such termination, [*]; all of Axys' obligations under this Article 2 to undertake or conduct any actions relating to the Research shall immediately terminate; and [*]. RPR's exercise of its rights under this Section 2.9 shall not terminate any other rights (including without limitation the licenses granted to RPR and its Affiliates pursuant to Sections 3.1, 3.2 and 3.5 hereof) or obligations of the Parties under this Agreement other than those obligations set forth in this Article 2 that pertain directly to the conduct or funding of the Research, except as follows: thereafter (i) RPR shall be obligated to disclose to Axys any Research Technology developed by it only at the time it provides Axys the semi-annual reports specified in Section 2.6, (ii) [*] and
(iii) the license granted to Axys and its Affiliates pursuant to Section 3.1(a) shall terminate.

        2.10 EXTENSION OF RESEARCH TERM. By written notice to Axys given at least [*] of the Effective Date, RPR may extend the Research Term [*] of the Effective Date. In the event that RPR has elected to extend the Research Term for [*], then, by written notice to Axys given at least [*] prior to the third anniversary of the Effective Date, RPR may [*] the Research Term for an [*], which extension shall commence on the [*] of the Effective Date. At the end of the Research Term, whether extended or not, all obligations of the Parties to conduct any further Research activities shall terminate, but the other rights and obligations under this Agreement shall not otherwise be affected.

        2.11 MATERIAL TRANSFER. In order to facilitate the Research, either Party may provide to the other Party certain biological materials or chemical compounds including, but not limited to Active Compounds, receptors, reagents and screens (collectively, "Materials") owned by or licensed to the supplying Party (other than under this Agreement) for use by the other Party in furtherance of the Research. Except as otherwise provided under this Agreement, all such Materials delivered to the other Party shall remain the sole property of the supplying Party, shall be used only in furtherance of the Research and solely under the control of the other Party (and, in the case of RPR, its Affiliates), shall not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying Party, and shall not be used in research


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                      10.

or testing involving human subjects. The Materials supplied under this Section
2.11 must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 11.4 HEREOF, THE MATERIALS ARE PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

        2.12 LIABILITY. In connection with conduct of the Research, each Party shall be responsible for, and hereby assumes, any and all risks of personal injury or property damage attributable to the negligent acts or omissions of that Party or its Affiliates, and their respective directors, officers, employees and agents.

        2.13 [*].

                (a) During the [*], neither Party (including its Affiliates) will [*]; provided, however, that a Party may [*] as it applies to such Party, as one of its remedies and not to the exclusion of any other remedy such Party may have, if the other Party materially violates its obligations under the foregoing covenant. During the [*], neither Party may [*].

                (b) RPR and its Affiliates shall not [*].

                (c) Upon expiration or termination of the [*] and continuing thereafter [*], then Axys covenants that it and its Affiliates shall not (i) [*], or (ii) [*]. For purposes of this Subsection 2.13(c)(ii), [*].

                (d) The Parties agree that, given the high costs and significant risks involved in discovering and developing pharmaceutical products, and given that the Parties will be exchanging Confidential Information in order to perform the Research, the [*] relationship between them regarding the Research and the Field, which is reflected herein, is a fair and efficient means to reach a satisfactory conclusion from their cooperative efforts.

        2.14 SUBCONTRACTORS. Either Party may perform some of its obligations under the Research through one or more subcontractors; provided that (i) none of the rights of the other Party hereunder are diminished or otherwise adversely affected as a result of such subcontracting, (ii) such Party obtains the written approval of the other Party prior to engaging any subcontractor, which approval shall not be unreasonably withheld or delayed, and (iii) the subcontractor undertakes in writing obligations of confidentiality and non-use regarding the other Party's Confidential Information which are substantially the same as those undertaken by RPR and Axys pursuant to Article 8 hereof. In the event a Party performs one or more of its obligations under the Research through a subcontractor, then such Party shall at all times be responsible for the performance of such subcontractor. For the avoidance of doubt, it is understood that an Affiliate of a Party shall not be deemed to be a subcontractor of such Party.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                      11.

                                    ARTICLE 3

                                    LICENSES

        3.1 RESEARCH LICENSES.

                (a) Subject to the other provisions of this Agreement, Axys hereby grants to RPR and its Affiliates during the Research Term an [*] world-wide, paid-up right and license under the Axys Patents and the Axys Know-How and Axys' rights in the Joint Patents and Joint Know-How [*] and to [*]. Subject to the other provisions of this Agreement, RPR hereby grants to Axys and its Affiliates during the Research Term an [*] world-wide, paid-up right and license under the RPR Patents and the RPR Know-How and RPR's rights in the Joint Patents and Joint-Know-How solely [*], and to [*]. [*] granted by the other Party in this Section 3.1(a).

                (b) Subject to the other provisions of this Agreement, Axys hereby grants to RPR and its Affiliates, [*], world-wide, paid-up right and license under the Axys Patents and Axys Know-How, and Axys' rights in the Joint Patents and Joint Know-How, solely [*] under the rights granted by Axys in this
Section 3.1(b).

        3.2 COMMERCIALIZATION LICENSE TO RPR. Subject to the other provisions of this Agreement, Axys hereby grants to RPR and its Affiliates an [*], world-wide, royalty-bearing right and license, [*], under the Axys Patents, the Axys Know-How and under Axys' rights in the Joint Know-How and Joint Patents, solely to [*] for use in the Field. For the avoidance of doubt, it is understood that RPR's and its Affiliates' right to sell Licensed Products shall include the right to sell such Licensed Products under the foregoing license through distributors.

        3.3 NEGATIVE COVENANTS AND LICENSE LIMITATIONS.

                (a) MUTUAL COVENANTS. Each Party covenants to the other Party that it shall not practice, exercise or use any intellectual property rights licensed to it by the other Party under this Agreement, except as permitted expressly by the terms hereof.

                (b) ADDITIONAL NEGATIVE COVENANTS OF AXYS. Axys further covenants to RPR that:

                        (i) except as otherwise permitted in Section 2.13(c), Axys and its Affiliates shall not [*];

                        (ii) until [*] Axys and its Affiliates shall not [*];

                        (iii) Axys and its Affiliates shall not [*] for any use or purpose; and

                        (iv) except as otherwise permitted in Section 2.13(c), Axys and its Affiliates shall not [*], and Axys shall impose such restrictions on all its sublicensees and distributors of Axys Products.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                      12.

                (c) ADDITIONAL NEGATIVE COVENANTS OF RPR. RPR further covenants to Axys that:

                        (i) RPR and its Affiliates shall not research, develop or commercialize, or license any Third Party [*], but excluding from the foregoing covenant (x) [*], or (y) any research undertaken by RPR and its Affiliates [*];

                        (ii) RPR and its Affiliates shall not conduct any clinical development work, or license any Third Party to conduct any clinical development work, on any Active Compound for use in the Field unless and until such Active Compound has been selected as a Collaboration Compound or a Back-Up Compound as provided in Section 5.1;

                        (iii) RPR and its Affiliates and Sublicensees shall not commercialize or sell, or license any Third Party to commercialize or sell, any Back-up Compound for use in the Field, unless and until such Back-up Compound has been selected as a [*] as provided in Section 5.1; and

                        (iv) RPR and its Affiliates shall not [*], and RPR shall impose such restriction on all its Sublicensees and distributors of Licensed Products.

        3.4 LICENSE FOR AXYS PRODUCTS. Subject to the conditions set forth in
Section 5.3, RPR hereby grants to Axys an exclusive license, with right to sublicense, under RPR's interests in the Joint Patents and Joint Know-How to conduct development on and to make, have made, use, import, offer for sale or sell Axys Products solely for use in the [*], as defined in Section [*] below.

        3.5 CROSS-LICENSE OF [*]. Axys hereby grants to RPR and its Affiliates a non-exclusive, [*] license under the [*] disclosed to RPR hereunder for any purpose or use. RPR hereby grants to Axys a non-exclusive, [*] license under the [*] disclosed to Axys hereunder for any purpose or use. The licenses granted pursuant to this Section 3.5 shall [*].

                                    ARTICLE 4

                            JOINT RESEARCH COMMITTEE.

        4.1 CREATION AND STRUCTURE OF THE JOINT RESEARCH COMMITTEE. As of the Effective Date, the Parties have created a Joint Research Committee of [*] to facilitate the collaboration called for herein. The JRC shall consist of equal representatives nominated by each Party, as listed in the Research Plan. RPR shall designate one of its representatives as the Chairperson of the JRC. Members of the JRC may be represented at any meeting by a designee appointed by such member for such meeting. Each Party shall be free to change its representatives on notice to the other or to send a substitute representative to any JRC meeting. The JRC shall exist until the [*] anniversary of the termination or expiration of the Research Term, except that the JRC shall automatically terminate in the event (i) RPR terminates the Agreement pursuant to Sections 10.2 or 10.3, (ii) Axys terminates the Agreement pursuant to

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                      13.

Section 10.2, (iii) this Agreement is terminated pursuant to the provisions of Section 2.8, or (iv) RPR terminates the collaborative aspects of the Research pursuant to Section 2.9.

        4.2 REGULAR MEETINGS. The Chairperson shall call for the meetings of the JRC, which shall occur at mutually agreeable times except in extraordinary circumstances in which case Axys may request a meeting of the JRC. During the Relevant Period, the JRC shall meet in person at least once every three months. Meetings shall alternate between the offices of Axys and RPR. A JRC member of the Party hosting the meeting shall serve as Secretary of that meeting. The Secretary of the meeting shall prepare and distribute to all members of the JRC minutes of the meeting sufficiently in advance of the next meeting to allow adequate review and comment prior to the meeting. Such minutes shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the JRC. Minutes of each JRC meeting shall be approved or disapproved, and revised as necessary, at the next meeting. Final minutes of each meeting shall be distributed to the members of the JRC by the Chairperson. The JRC may also convene, or be polled or consulted, from time to time by means of telecommunications, video conferencing or written correspondence, as deemed necessary or appropriate.

        4.3 RESPONSIBILITIES OF THE JOINT RESEARCH COMMITTEE. During the pendency of the Research, the JRC shall be the primary vehicle for interaction between the Parties with respect to the Research. Without limiting the foregoing, the JRC shall be responsible for: (i) reviewing, approving and amending the Research Plan; (ii) directing, managing and monitoring the progress of the Research; (iii) identifying to the parties that the criteria for particular changes to the Research Plan arising from changes in the Phase Transitions by RPR have been met; (iv) [*], and (v) reviewing and commenting upon (but not approving) the [*] of the Parties as provided in Article 7. The Research Plan shall contain the specific research objectives to be achieved according to the Phase Transition Criteria document attached hereto as Exhibit A, the specific responsibilities of the Parties, the timeline and budget for the Research, and the total number of FTEs to be devoted by each Party to the Research. Each Party shall disclose to the other proposed agenda items in advance of each meeting of the JRC.

        4.4 SUBCOMMITTEES OF THE JRC. From time to time, the JRC may establish one or more subcommittees to oversee particular projects or activities, and such subcommittees will be constituted as the JRC agrees.

        4.5 DECISIONS OF THE JRC. At least [*] of the JRC shall constitute a quorum for any meeting of the JRC; provided, that there are at least [*] present from each Party. All decisions of the JRC shall be made by the [*] JRC members participating in the meeting. In the event that the members of the JRC cannot agree with respect to a particular issue, such issue shall be referred to the President of Axys and the Senior Vice President, Research at RPR for resolution pursuant to Section 11.12.

        4.6 EXPENSES. Each Party shall be responsible for all travel and related costs for its representatives to attend meetings of, and otherwise participate on, the JRC.



[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                      14.

                                    ARTICLE 5

                               PRODUCT DEVELOPMENT

        5.1 SELECTION OF COMPOUNDS AND DILIGENCE.

                (a) Based upon criteria established by the JRC, the JRC shall review all data relating to the [*] and shall identify appropriate [*] for recommendation to RPR for selection as [*] for potential further development and commercialization. RPR, [*], shall select and designate certain of the [*] as the [*] for further preclinical and clinical development for use in the Field hereunder. With respect to any particular [*] selected by RPR, RPR [*]. At any time, [*] and the other terms of this Agreement. The [*] selected during a particular period shall be noted in the minutes of the next JRC meeting. RPR shall have the right to select any [*] at any time during the term of this Agreement except as otherwise provided as follows: [*].

                (b) Once a Collaboration Compound is selected for preclinical development, RPR and its Affiliates shall be solely responsible for and shall have the sole right to develop the Collaboration Compound through preclinical development, all phases of clinical trials, and making all applications for and obtaining all Regulatory Approvals on a worldwide basis. RPR and its Affiliates shall use [*] to pursue the preclinical and clinical development and commercialization of all Collaboration Compounds in the Major Pharmaceutical Markets. RPR shall be [*]. If RPR and its Affiliates [*], provided that, [*]. Further, if [*], then (i) [*], (ii) [*], and (iii) [*].

                (c) So long as RPR (or its Affiliates or Sublicensees) continues to use [*] for use in the Field in the Major Pharmaceutical Markets, [*]. Further, if [*] and [*], or [*].

                (d) However, if [*] for use in the Field in each of the Major Pharmaceutical Markets, and [*]. If [*] for use in the Field in the Major Pharmaceutical Markets, then [*].

        5.2 DEVELOPMENT INFORMATION AND REPORTING. Commencing upon the [*], RPR shall prepare and maintain complete and accurate information regarding the worldwide clinical development of Collaboration Compounds and shall make such information available to Axys in the form of detailed reports provided to Axys [*]. Such reports shall reasonably and accurately summarize the status and results of all such development efforts. RPR [*] of Collaboration Compounds. Axys will be entitled to [*], and [*], Axys [*] to discuss RPR's development efforts of Collaboration Compounds. [*], RPR and its Affiliates [*].

        5.3 [*] AND [*].

                (a) [*]. Commencing on the [*] of the Effective Date, if Axys [*]. RPR shall have [*] from the date of its [*] to determine whether [*], which activity would be subject to terms of this Agreement and the specific development and commercialization requirements set forth in this Section 5.3, or alternatively, to [*] and subject to the terms thereof. If RPR decides that [*], it shall so inform Axys of its decision by providing written notice. Upon receipt of such notice, but subject to subsection (e) below, [*] hereof, and RPR shall proceed as


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                      15.

provided in subsection (d) below. If RPR [*], subject to the requirements in subsection (e) below.

                (b) FURTHER RPR INVESTIGATION. If, after receipt of the [*], RPR determines [*]. RPR shall have [*] from the date of providing Axys such notice and plan to complete such plan and determine whether [*] pursuant to subsection
(a) above. RPR shall inform Axys by providing written notice of its decision. If, at the end of such [*].

                (c) RPR Development of [*]. Within [*], under subsection (a) or
(b) above, to develop a particular [*], RPR shall select such Active Compound as a Collaboration Compound and shall prepare a plan, which shall be attached as an appendix to the Research Plan, that contains the timeline and estimated resources for the preclinical and initial clinical development of such Collaboration Compound (the "Investigational Plan"). In addition to such Investigational Plan, RPR shall provide Axys with the following: (i) a timeline which has as a target the filing of the IND for the Collaboration Compound for the [*]; (ii) a description of how the proposed research for the Collaboration Compound meets RPR's Phase Transition Criteria (as set forth in Exhibit A attached hereto); (iii) a [*] regarding the development status of the Collaboration Compound; and (iv) a [*] of such Collaboration Compound (it being understood that the provisions of subsections (iii) and (iv) shall be in lieu of any obligations of RPR regarding such Collaboration Compound pursuant to Section
5.2 hereof). No later than [*] prior to the filing of the IND for the Collaboration Compound, RPR shall prepare a "Development Plan" for the Collaboration Compound, which shall consist of the expected timeline for development of such Collaboration Compound through Regulatory Approval for the [*], to be reviewed and approved by Axys, which approval shall not be unreasonably withheld or delayed. Following submission of the first NDA for such Collaboration Compound in the [*], RPR shall regularly report the commercialization status of the Collaboration Compound to Axys according to a schedule that shall be agreed to by the Parties, and [*] of such Collaboration Compound for use in the applicable [*]. RPR shall use [*] to complete its obligations under the Investigational Plan and the Development Plan regarding such Collaboration Compound for use in the [*].

                (d) COMPOUND [*] If RPR [*], upon written notice to RPR. Upon such a [*], (i) such [*], (ii) Axys shall [*], subject to the requirements in subsection (e) below, and (iii) when there are [*], as such term is defined in
Section 1.17.

                (e) DEVELOPMENT AND COMMERCIALIZATION OF AXYS PRODUCTS. Subject to RPR's rights pursuant to this Section 5.3, Axys may develop and commercialize an Axys Product on its own or seek out a corporate partner to assist in the development and commercialization. If, however, [*]. In no event shall [*] of the net sales of the Axys Product where such "net sales" shall be calculated using the methodology equivalent to that set forth in the definition of Net Sales in Section 1.27.

                (f) DILIGENT EFFORTS. For purposes of this Section 5.3, the term [*] shall be interpreted to mean [*], as such term is used elsewhere in this Agreement, [*].


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                      16.

                                    ARTICLE 6

                                PAYMENTS TO AXYS

        6.1 LICENSE FEES. RPR shall pay Axys a [*] upon the Effective Date of this Agreement.

        6.2 UP-FRONT RESEARCH PAYMENT. Upon the Effective Date, RPR shall pay Axys a [*] of Axys' activities under the Research.

        6.3 MILESTONE PAYMENTS.

                (a) RPR shall make the following [*] payments to Axys within [*] after the occurrence of each of the listed Milestone Events:


        MILESTONE EVENT                                                    PAYMENT AMOUNT
        ---------------                                                    --------------
        [*]                                                                     [*]

        As used in this Section 6.3, the following definitions apply:

        [*] shall have the meaning set forth in the [*].

        [*] shall have the meaning set forth in the [*].

        [*] means when [*].

        [*] means when [*].

        [*] shall have the meaning set forth in the [*].

        [*] shall be [*].

                        (i) The Parties shall [*], which determination shall be made reasonably and in good faith.

                        (ii) For clarity, the [*].

        6.4 ROYALTY PAYMENTS. Subject to the terms and conditions of this Agreement, RPR shall pay to Axys [*] of the Net Sales of Licensed Products. The Parties agree that the above royalty rates reflect an efficient and reasonable blended allocation of the values of the worldwide Know-How and Patent Rights licensed by Axys hereunder.

        6.5 TERM OF ROYALTY OBLIGATION. The royalty obligations to Axys under
Section 6.4 to Axys as to a particular Licensed Product shall terminate, [*] on the later of (a) [*];


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                      17.

or (b) [*].


        6.6 TIMING OF PAYMENT. Running royalties shall be payable on a quarterly basis, within [*] after the end of each calendar quarter, based upon the Net Sales during each calendar quarter, commencing with the calendar quarter in which the First Commercial Sale of a Licensed Product is made. Royalties shall be calculated in accordance with U.S. generally accepted accounting principles consistently applied and with the terms of this Article 6.

        6.7 [*] LICENSES. If [*] a Party (or its Affiliate) [*], and such [*].

        6.8 THIRD PARTY LICENSES.

                (a) If an unexpired Third Party patent(s) claiming a Collaboration Compound, or its manufacture or its use in the Field, exist(s) in a country where a Licensed Product containing such Collaboration Compound is being manufactured, used or sold, and if it should prove in [*], then RPR may either:

                        (i) [*]; or

                        (ii) [*].

                (b) It is understood that [*].

                (c) Notwithstanding the foregoing in (b) above, [*], then the Parties shall [*], as provided in the foregoing paragraph, [*], then thereafter [*], then (a) Axys [*], and (b) RPR [*], and (ii) [*].

        6.9 MODE OF PAYMENT. All payments to Axys hereunder shall be made by deposit of United States Dollars in the requisite amount to such bank account as Axys may from time to time designate by notice to RPR. Payments shall be free and clear of any taxes (other than withholding and other taxes imposed on Axys), fees or charges, to the extent applicable. With respect to sales outside the United States, payments shall be calculated based on currency exchange rates for the last calendar quarter for which remittance is made for royalties. For each month and each currency, such exchange rate shall equal the arithmetic average of the daily exchange rates (obtained as described below) during the calendar quarter; each daily exchange rate shall be obtained from the Reuters Daily Rate Report or The Wall Street Journal, Eastern U.S. Edition, or, if not so available, as otherwise agreed by the Parties.

        6.10 OBLIGATION TO PAY ROYALTIES. RPR's obligation to pay royalties to Axys under this Article 6 is imposed only once with respect to the same unit of Licensed Product regardless of the number of Axys Patents, RPR Patents, or Joint Patents pertaining thereto.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                      18.

        6.11 RECORDS RETENTION. For [*] after each sale of each Licensed Product, RPR shall keep (and shall ensure that its Affiliates and Sublicensees shall keep) records of such sale in sufficient detail to confirm the accuracy of the royalty calculations hereunder.

        6.12 AUDITS.

                (a) Upon the written request of Axys, and not more than [*], RPR shall permit an independent certified public accounting firm of nationally recognized standing selected by Axys, and reasonably acceptable to RPR, at Axys' expense, to have access during normal business hours, and upon reasonable prior written notice, to such of the records of RPR as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any calendar year ending not more than [*] prior to the date of such request. The accounting firm shall disclose to Axys and RPR only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Axys.

                (b) [*], with interest from the date originally due at the prime rate, as published in The Wall Street Journal (Eastern U.S. Edition) on the last business day preceding such date, within [*] after the date Axys delivers to RPR such accounting firm's written report, subject to the provisions of Subsection 6.12(e). If the amount of the underpayment is greater than [*] of the total amount owed, then [*].

                (c) RPR shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the Sublicensee to make reports to RPR, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Axys' independent accountant to the same extent required by RPR under this Agreement.

                (d) Axys shall treat all information subject to review under this Section 6.13 or under any sublicense agreement in accordance with the confidentiality provisions of Article 8 of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with RPR obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

                (e) If RPR in [*], then RPR shall [*]. The Parties shall promptly thereafter meet and negotiate in good faith a resolution to such dispute. In the event that the Parties are [*], the matter shall be resolved in a manner consistent with the procedures set forth in Section 11.12, and interest shall be payable on any [*] in the same manner as provided for in Section 6.12(b).

        6.13 NO NON-MONETARY CONSIDERATION FOR SALES. Without the prior written consent of Axys, RPR shall not accept or solicit any non-monetary consideration in the sale of a Licensed Product other than as would be reflected in Net Sales, except in the case of clinical studies and customary promotional samples.

        6.14 TAXES. The Party receiving royalties and other payments under this Agreement shall pay any and all taxes levied on account of such payment. If any taxes are required to be withheld by the paying Party, it shall (a) deduct such taxes from the remitting payment, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to the other


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                      19.

Party and certify its receipt by the taxing authority within sixty (60) days following such payment.

                                    ARTICLE 7

                             INVENTIONS AND PATENTS

        7.1 TITLE TO INVENTIONS. Each Party shall own and retain all right, title and interest in and to all Research Technology made solely by such Party's and/or any of its Affiliates' employee(s) or agent(s) and all intellectual property rights in such Research Technology. The Parties shall jointly own any Research Technology made jointly by the Parties' and/or their Affiliates employees or agents. Inventorship in Axys, RPR and Joint Patents will be determined by the applicable laws of the country or jurisdiction in which the particular Patent Right is sought. In the event that there is a dispute between the parties as to which Party shall own any Research Technology, the JRC shall establish a procedure to resolve such dispute, which may include engaging a Third Party patent attorney completely unaffiliated and independent of the Parties and jointly selected by the Parties, as an expert to resolve such dispute.

        7.2 RIGHTS TO OTHER COMPOUNDS. The Parties expect that each of them will make [*] for purposes of this Agreement and that [*]. With respect to such compounds, the Parties agree as follows:

                (a) [*];

                (b) Except as provided otherwise in this Agreement, compounds that are owned by a Party, either solely or jointly with the other Party, as determined under the provisions of Section 7.1, shall remain the solely or jointly owned property of such Party. All such compounds that are determined under the provisions of Section 1.1 not to be Active Compounds shall not be subject to this Agreement;

                (c) No implied license under any Patent Rights is granted under this Section 7.2.

        7.3 PATENT PROSECUTION. The Parties expect that patent applications will be filed as required to secure suitable Patent Rights covering inventions within the Research Technology or otherwise applicable to the Field. The Parties agree as follows with respect to the filing and prosecution of such applications.

                (a) AXYS PATENTS. Subject to the provisions of this Section 7.3,
(i) [*] shall be responsible for obtaining, prosecuting and/or maintaining [*], and (ii) [*] shall be responsible for obtaining, prosecuting and/or maintaining the [*]. In this regard, [*] shall file, prosecute and/or maintain patent applications in the [*] to secure Patents Rights for any Research Technology owned by [*] and other inventions claimed in the [*]. Within [*] of filing any such United States patent application, [*] will file a counterpart International Application under the PCT designating all member countries and any additional counterpart national patent applications in non-PCT member countries as [*] deems appropriate (or, for patent applications for which [*] retains the


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                      20.

international filing and prosecution obligations as provided above, [*] shall file such counterparts, designating the member countries requested by [*]). [*] shall bear all costs for filing, prosecuting and/or maintaining [*]. [*] shall bear all costs for filing, prosecuting and/or maintaining [*]; provided, however, that (i) [*] the costs for filing, prosecuting and/or maintaining [*] under which [*] has granted a license to a Third Party, or which claim an Active Compound or any other compound or medicament (or their manufacture or use) for which [*] undertakes clinical development, and (ii) [*] may decline to pay costs for filing, prosecuting and/or maintaining any particular [*] in one or more countries, in which case such [*] under Sections 3.1 and 3.2 hereto in such countries. Unless [*] in a relevant country, [*]. To the extent reasonably practicable, without jeopardizing the breadth or availability of obtaining broad, enforceable Patent Rights, [*] shall attempt to file [*] based on Research Technology invented solely by [*].

                (b) RPR PATENTS. [*] shall be responsible for obtaining, prosecuting and/or maintaining [*] Patent Rights covering Research Technology solely owned by [*]. [*] shall bear all costs for filing, prosecuting and/or maintaining RPR Patents throughout the world.

                (c) JOINT PATENTS. [*] shall be responsible for obtaining, prosecuting and/or maintaining throughout the world Patent Rights covering Research Technology jointly owned by Axys and RPR. [*] the costs for filing, prosecuting and/or maintaining Joint Patents in the United States. [*] shall bear all costs for filing, prosecuting and/or maintaining Joint Patents throughout the world (excluding the United States); provided, however, [*] the costs for filing, prosecuting and/or maintaining Joint Patents claiming an Active Compound for which [*] or grants a license to a Third Party. Notwithstanding the above, [*] may decline to file, prosecute and/or maintain any Joint Patent(s) or may decline to pay [*] the costs for filing, prosecuting and/or maintaining any Joint Patent(s), in which case [*], as the case may be.

                (d) COOPERATION. Each Party shall regularly provide the other Party with copies of all patent applications filed hereunder and other material submissions and correspondence with the patent offices, in sufficient time to allow for review and comment by the other Party. In addition, such filing Party shall provide the other Party and its patent counsel with an opportunity to consult with the Party and its patent counsel regarding the filing and contents of any such application, amendment, submission or response, and the advice and suggestions of the other Party and its patent counsel shall be taken into reasonable consideration by such Party and its legal counsel in connection with such filing. Each Party shall also provide the other Party [*].

        (e) ELECTION NOT TO PROSECUTE. If either Party elects not to pursue the initial filing of a potential Axys Patent, RPR Patent or Joint Patent, or support the PCT International filing or the continued prosecution or maintenance of an Axys Patent, RPR Patent or Joint Patent, in a particular country for which it is responsible pursuant to Section 7.3(a), (b) or (c) (such Party being referred to herein as the "Non-Filing Party"), then it shall notify the other Party promptly in writing and in good time to enable the other Party to meet any applicable deadlines. With respect to Axys Patents, RPR Patents or Joint Patents scheduled for international filing with respect to such country, the Non-Filing Party shall notify the other Party in writing at least sixty


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                      21.

(60) days before the date required for the convention year filing of such Axys Patent, RPR Patent or Joint Patent application or any other deadline date by which an action must be taken to establish or preserve an Axys Patent, RPR Patent or Joint Patent right in such country. The other Party shall then have the right, but not the obligation, to pursue the filing or support the continued prosecution or maintenance of such Axys Patent, RPR Patent or Joint Patent, at its expense in such country. If the other Party does so elect to pursue such filing or continue such support, then it shall notify the Non-Filing Party of such election, and the Non-Filing Party shall (i) reasonably cooperate with the other Party in this regard, and (ii) promptly release or assign, as the case may be, to the other Party, without consideration, all right, title and interest in such Axys Patent, RPR Patent or Joint Patent in such country. For the avoidance of doubt, in the event that the other Party supports a patent application that the Non-Filing Party declines to support, then such patent applications and patents that may result therefrom shall be considered an Axys Patent (in the case RPR is the Non-Filing Party) or an RPR Patent (in the case Axys is the Non-Filing Party), as applicable, for purposes of this Agreement.

        7.4 ENFORCEMENT OF PATENTS.

                (a) If either Party considers that any Axys Patent, RPR Patent or Joint Patent claiming an Active Compound or Licensed Product, or the manufacture or use thereof, is being infringed by a Third Party's activities [*], it shall notify the other Party and provide it with any evidence of such infringement which is reasonably available. Subject to any limitations in the license agreements between Axys and Third Party licensors covering Axys Patents that are licensed to Axys, [*] shall have the first opportunity at its own expense to attempt to remove such infringement by commercially appropriate steps, including filing an infringement suit or taking other similar action. If required by law for [*] to prosecute such suit, [*] shall join such suit as a party, at [*]. [*] agrees to use reasonable efforts to obtain any consents required by Third Parties owning [*] to conduct suits thereunder for infringement by Third Parties in the Field. In the event [*] following notice of such infringement, [*] shall have the right to do so at its expense; provided that if [*] has commenced negotiations with an alleged infringer of the patent for discontinuance of such infringement within such three-month period, [*] shall have an [*] to conclude its negotiations before [*] may bring suit for such infringement. In no event, however, shall [*] be required to enforce any such Patent Right being infringed against more than one entity or in more than one country at any one time.

                (b) The Party not enforcing the applicable Patent Rights shall provide reasonable assistance to the other Party, including providing access to relevant documents and other evidence and making its employees available, subject to the enforcing Party's reimbursement of any out-of-pocket expenses incurred by the non-enforcing Party.

                (c) Any amounts recovered by [*] pursuant to subsection 7.4(a), whether by settlement or judgment, shall be allocated in the following order:
(i) [*]; and (ii) [*], provided that if the [*], then the Parties shall [*]. Any amounts recovered by [*] pursuant to actions under subsection 7.4(a) shal be allocated in the following order: (i) [*] and (ii) the [*].


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                      22.

                (d) Except for Third Party infringement activities within the Field covered by the provisions of subsection 7.4(a), each Party [*] retain the sole and exclusive right to enforce its Patent Rights against all infringers at its sole cost and expense.

        7.5 THIRD PARTY PATENT RIGHTS. If any warning letter or other notice of infringement is received by a Party, or action, suit or proceeding is brought against a Party alleging infringement of a Patent Right of any Third Party in the manufacture, use or sale of a Licensed Product or in conducting the Research, the Parties shall promptly discuss and decide the best way to respond.

                                    ARTICLE 8

                                 CONFIDENTIALITY

        8.1 CONFIDENTIALITY OBLIGATIONS. Each Party agrees that, for the term of this Agreement and for [*] thereafter, such Party shall keep, and shall ensure that its officers, directors, employees and agents keep, completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except as expressly permitted hereunder any Confidential Information furnished to it by the other Party pursuant to this Agreement (including, without limitation, Know-How of the disclosing Party). The foregoing obligations shall not apply to any information to the extent that it can be established by such receiving Party that such information:

                (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

                (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

                (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

                (d) was subsequently lawfully disclosed to the receiving Party by a Third Party other than in contravention of a confidentiality obligation of such Third Party to the disclosing Party; or

                (e) was developed or discovered by employees of the receiving Party or its Affiliates who had no access to the Confidential Information of the disclosing Party.

        Each Party shall obtain written agreements from each of its employees and consultants who perform substantial work on the Research, which agreements shall obligate such persons to


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                      23.
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similar obligations of confidentiality and to assign to such Party all inventions made by such persons during the course of performing the Research. Each Party may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations, making a permitted sublicense of its rights hereunder or conducting clinical trials or otherwise in performing its obligations or exercising its rights hereunder, provided that if a Party is required to make any such disclosure of the other Party's Confidential Information, it will give reasonable advance notice to that other Party of such disclosure requirement, will cooperate with the other Party in its efforts to secure confidential treatment of such Information prior to its disclosure, and, save to the extent inappropriate in the case of patent applications, will use all reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise). In addition, RPR shall have the right to disclose Axys' Confidential Information to its Affiliates, provided that RPR shall ensure that its Affiliates maintain the confidentiality of such information in accordance with the provisions of this Section 8.1. [*], provided that [*].

        8.2 PUBLICATIONS.

                (a) Neither Party or its Affiliates shall publish or present the results of the Research or of development studies carried out on any Licensed Product, Collaboration Compound or Back-Up Compound [*] with respect thereto. Subject to the foregoing and the restrictions provided below, either Party may publish or present the results of the Research or of development studies carried out on such Licensed Product, Collaboration Compound or Back-Up Compound, subject to the prior review by the other Party [*] of such other Party's Confidential Information. Each Party shall provide to the other Party the opportunity to review any proposed abstracts, manuscripts or summaries of presentations which cover the results of the Research or of [*] clinical development of such Licensed Product, Collaboration Compound or Back-Up Compound. Each Party shall designate a person who shall be responsible for approving such publications. Such designated person shall respond in writing promptly and in no event later than [*] after receipt of the proposed material with either approval of the proposed material or a specific statement of concern, based upon either the need to seek patent protection or concern regarding competitive disadvantage arising from the proposal. In the event of concern, the submitting Party agrees not to submit such publication or to make such presentation that contains such information until the other Party is given a reasonable period of time (not to exceed [*] to seek patent protection for any material in such publication or presentation which it believes is patentable or to resolve any other issues. This Section 8.2(a) shall cease to apply with respect to any Collaboration Compound upon the commercial launch of a Licensed Product containing such Collaboration Compound as an active ingredient. Furthermore, with respect to any proposed abstracts, manuscripts or summaries of


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                      24.

presentations by investigators or other Third Parties, such materials shall be subject to review under this Section 8.2(a) to the extent that RPR or Axys (as the case may be) has the right to do so.

                (b) Each Party also agrees to delete from any such proposed publication any Confidential Information of the other Party upon its reasonable request.

                (c) To the extent appropriate and within the Party's control, in any publication permitted under this Section 8.2, each Party shall acknowledge its collaboration with the other Party under this Agreement.

        8.3 PRESS RELEASES. Except to the extent required by law or as otherwise permitted in accordance with this Section 8.3, neither Party shall make any public announcements concerning this Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld. Notwithstanding the foregoing, the Parties agree that each Party may desire or be required to issue press releases relating to the Agreement or activities thereunder, and the Parties agree to consult with each reasonably and in good faith with respect to the text and timing of such press releases prior to the issuance thereof, provided that a Party may not unreasonably withhold consent to such releases, and that either Party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure. The principles to be observed by Axys and RPR in public disclosures with respect to this Agreement shall be: accuracy, the requirements of confidentiality under this Article 8, and the normal business practice in the pharmaceutical and biotechnology industries for disclosures by companies comparable to Axys and RPR. In the event of a required or desired public announcement, such Party shall provide the other Party with a reasonable opportunity and the right to approve the content of such announcement prior to its being made, which approval shall not be delayed or unreasonably withheld. Furthermore, each Party shall give the other Party a reasonable opportunity to review all filings with the United States Securities and Exchange Commission describing the terms of this Agreement prior to submission of such filings, and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including without limitation the provisions of this Agreement for which confidential treatment should be sought.

                                    ARTICLE 9

                                 INDEMNIFICATION

        9.1 INDEMNIFICATION BY RPR. RPR shall indemnify, defend and hold Axys and its Affiliates and each of their respective agents, employees, officers and directors (the "Axys Indemnitees") harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys' fees) arising out of Third Party claims or suits related to (a) RPR's performance of its obligations under this Agreement; (b) the manufacture, use or sale of Collaboration Compounds or Licensed Products by RPR and its Affiliates, Sublicensees, distributors and agents; or (c) breach by RPR of its representations and warranties set forth in Section 11.4; provided, however, RPR's obligations pursuant to this Section 9.1 shall not apply



                                      25.

to the extent such claims or suits result from the negligence or willful misconduct of any of the Axys Indemnitees. Notwithstanding the foregoing, RPR shall have no obligation to indemnify the Axys Indemnitees with respect to claims arising out of breach by Axys of its representations and warranties set forth in Sections 11.4 or 11.5.

        9.2 INDEMNIFICATION BY AXYS. Axys shall indemnify, defend and hold RPR and its Affiliates and each of their respective agents, employees, officers and directors (the "RPR Indemnitees") harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorney's fees) arising out of Third Party claims or suits related to (a) Axys' performance of its obligations under this Agreement; (b) breach by Axys of its representations and warranties set forth in Sections 11.4 or 11.5; (c) the manufacture, use or sale of Axys Products by Axys and its Affiliates, Sublicensees, distributors and agents; or (d) the manufacture, use or sale of Active Compounds and Licensed Products pursuant to any licenses which may be granted to Axys pursuant to
Section 10.4; provided, however, that Axys' obligations pursuant to this Section
9.2 shall not apply to the extent that such claims or suits result from the negligence or willful misconduct of any of the RPR Indemnitees. Notwithstanding the foregoing, Axys shall have no obligation to indemnify the RPR Indemnitees with respect to claims arising out of a breach by RPR of its representations and warranties set forth in Section 11.4.

        9.3 NOTIFICATION OF CLAIMS; CONDITIONS TO INDEMNIFICATION OBLIGATIONS. As a condition to a Party's right to receive indemnification under this Article 9, it shall (i) promptly notify the other Party as soon as it becomes aware of a claim or action for which indemnification may be sought pursuant hereto, (ii) cooperate with the indemnifying Party in the defense of such claim or suit, and
(iii) permit the indemnifying Party to control the defense of such claim or suit, including without limitation the right to select defense counsel. In no event, however, may the indemnifying Party compromise or settle any claim or suit in a manner which admits fault or negligence on the part of the indemnified Party without the prior written consent of the indemnified Party. The indemnifying Party shall have no liability under this Article 9 with respect to claims or suits settled or compromised without its prior written consent.

                                   ARTICLE 10

                           TERMINATION AND EXPIRATION

        10.1 TERM AND TERMINATION. This Agreement shall commence upon the Effective Date and, unless earlier terminated as provided herein, shall expire on the expiration of all royalty and other payment obligations hereunder. Upon the expiration, pursuant to Section 6.5, of RPR's royalty obligations with respect to a particular Licensed Product, the licenses granted to RPR and its Affiliates under Article 3 with respect to such Licensed Product shall expire, and RPR and its Affiliates shall automatically thereafter be granted a [*] license under the Axys Know-How and Axys Patents to make, have made, use, import, sell and offer for sale such Licensed Product for use in the Field worldwide.

        10.2 TERMINATION OF THE AGREEMENT UPON MATERIAL BREACH.



                                      26.

 (a) Failure by a Party to comply with any of its material obligations contained herein shall entitle the Party not in default to give to the Party in default notice specifying the nature of the default, requiring it to make good or otherwise cure such default, and stating its intention to terminate if such default is not cured. If such default is not cured within [*] days after the receipt of such notice (or, if such default cannot be cured within such [*] period, if the Party in default does not commence and diligently continue actions to cure such default), the Party not in default shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement; [*].

                (b) The right of a Party to terminate this Agreement, as herein above provided, shall not be affected in any way by its waiver or failure to take action with respect to any prior default.

                (c) In the event that RPR or its Affiliates is developing or commercializing more than one Collaboration Compound and/or Licensed Product for use in the Field, and Axys terminates this Agreement pursuant to this Section
10.2 due to a breach pertaining to RPR's failure to use commercially reasonable diligent efforts with respect to, or make timely payments owed under this Agreement on account of, a particular Collaboration Compound or Licensed Product, then Axys shall be entitled to terminate this Agreement only with respect to such particular Collaboration Compound, and its related Back-Up Compounds, or such Licensed Product. Furthermore, in the event a breach relating to a particular Collaboration Compound or Licensed Product is limited to a particular Major Pharmaceutical Market, then Axys shall be entitled to terminate this Agreement only with respect to the particular Collaboration Compound or Licensed Product and only with respect to the particular Major Pharmaceutical Market.

        10.3 TERMINATION OF THE AGREEMENT BY RPR. RPR may terminate this Agreement in its entirety upon [*] prior written notice to Axys [*]. However, if RPR terminates the Agreement under this Section 10.3, RPR covenants that [*] shall not develop or sell any Active Compound for any use based upon its cathepsin S inhibitory activity, and shall not license any Third Party to do so and shall terminate all then-existing sublicense rights regarding Active Compounds granted to Sublicensees.

        10.4 CONSEQUENCES OF TERMINATION.

                (a) Upon termination of this Agreement (but not upon expiration of its term under Section 10.1), (i) each Party shall promptly return all relevant records and materials in its possession or control containing or comprising the other Party's Know-How or other Confidential Information and to which the former Party does not retain rights hereunder (except one copy of which may be retained in a Party's confidential files in its legal department for archival purposes); (ii) all licenses granted by each Party to the other under Article 3 shall


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                      27.
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terminate except as provided in Section 10.5(b); (iii) all rights in any Active
Compounds (including any Collaboration Compounds and Back-Up Compounds) owned by a Party shall revert to such Party (subject to Section 10.3); (iv) [*] will provide to [*] copies of all reports and data, including preclinical data and reports, obtained by [*] pursuant to this Agreement that relate to Active Compounds owned by [*], within sixty (60) days of such termination (except in the case where [*] terminates under Section 10.2) (provided that the provision to [*] of the foregoing copies shall not be deemed to create any additional rights or licenses in any such copies or the intellectual property embodied therein, and [*] rights to use or exploit such information and rights shall be solely as expressly granted by [*] to [*] elsewhere in the Agreement and, with respect to Joint Know-How or Joint Patents, those rights of [*] as a joint owner); and (v) any and all claims and payment obligations that accrued prior to the date of such termination shall survive such termination.

                (b) Further, in the event Axys terminates this Agreement pursuant to Section 10.2, [*].

                (c) Further, in the event RPR terminates this Agreement under the terms of Section 10.3, [*].

                (d) In connection with the grant of a license pursuant to
Section 10.4(c), [*], and upon the [*].

                (e) Notwithstanding the provisions of Section 10.5(b) hereof, in the event that Axys terminates this Agreement pursuant to Section 10.2, then the restrictions imposed upon it pursuant to, and its obligations under, [*].

                (f) Notwithstanding the provisions of Section 10.5(b) hereof, in the event that RPR terminates this Agreement pursuant to Section 10.2, then the restrictions imposed upon it pursuant to, and its obligations under, Sections 2.13(a), 3.3(c)(i) and 3.3(c)(iv) shall terminate, and the milestone payment and royalty payment obligations with respect to any Collaboration Compound or Licensed Product owned by RPR that RPR or its Affiliates or Sublicensees develops or commercializes thereafter shall [*] of the amounts otherwise owed under Article 6.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                                      28.
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Such termination and [*] shall be RPR's exclusive remedy for Axys' breach, and
RPR may not sue Axys for any damages or other remedy for such breach.

        10.5 ACCRUED RIGHTS; SURVIVING OBLIGATIONS.

                (a) Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of a Party prior to such termination, or expiration. Such termination, relinquishment or expiration shall not relieve a Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

                (b) Without limiting the foregoing, Sections 2.2(b), 2.3, 2.6, 2.7, 2.8, 2.11, 2.12, 2.13, 3.3, 3.4, 3.5, 5.3(d), (e) and (f), 6.3, 6.4, 6.5,
6.6, 6.7, 6.8, 6.9, 6.11, 6.12, 6.13, 6.14, 10.1, 10.4, 10.5, 10.6, 11.3, 11.6,
11.10, 11.11, 11.12, 11.14 and 11.15 and Articles 1, 7, 8 and 9 of this
Agreement shall survive the expiration or termination of this Agreement for any reason (except as expressly provided in Section 10.4).

                (c) Upon any termination of this Agreement as regards any particular Licensed Product, RPR and its Affiliates and Sublicensees shall be entitled, during the [*] of the Licensed Product which [*] as of the date of the termination, so long as RPR [*] in accordance with the terms and conditions set forth in this Agreement.

        10.6 RIGHTS IN BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement by RPR or Axys are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto which is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, shall be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                      29.
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                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

        11.1 RELATIONSHIP OF THE PARTIES. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency or employer-employee relationship between the Parties. Neither Party shall incur any debts or make any commitments for the other.

        11.2 ASSIGNMENTS. Except as expressly provided herein, neither this Agreement nor any interest hereunder shall be assignable, nor any other obligation delegable, by a Party without the prior written consent of the other; provided, however, that a Party may assign this Agreement to any Affiliate or to any successor in interest by way of merger or sale of all or substantially all of its assets in a manner such that the assignor shall remain liable and responsible for the performance and observance of all such Party's duties and obligations hereunder. This Agreement shall be binding upon the successors and permitted assigns of the Parties. Any assignment not in accordance with this
Section 11.2 shall be void. [*].

        11.3 DISCLAIMER OF WARRANTIES. THE PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS, UNLESS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT.

        11.4 REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party that, as of the date of this Agreement:

                (a) such Party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;



                                      30.
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                (b) such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance its obligations under this Agreement;

                (c) this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which such Party is a party or by which such Party may be bound, and does not violate any law or regulation of any court, governmental body or administrative or other agency having authority over such Party. All consents, approvals and authorizations from all governmental authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained;

                (d) it has the full and exclusive right, power and authority to enter into this Agreement, to perform the Research and to grant the licenses granted under Article 3 hereof;

                (e) All individuals who will perform any activities on its behalf in connection with the Research have assigned to it or its Affiliates the whole of their rights in any intellectual property conceived or reduced to practice by them as a result of the Research, and no Third Party will have any rights to any such intellectual property; and

                (f) With respect to any Material provided by it to the other Party, it has the full right to provide such Material and has no reason to believe that the other Party's use of such Material as contemplated by this Agreement will infringe the intellectual property rights of any Third Party.

        11.5 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF AXYS. Axys represents, warrants and covenants (as the case may be) to RPR that:

                (a) To [*];

                (b) To [*];

                (c) To [*];

                (d) There [*];

                (e) Axys [*]; and

                (f) Axys [*].

        11.6 COMBINATORIAL CHEMISTRY. It is understood by RPR that Axys has a combinatorial chemistry business, pursuant to which Axys has provided, and in the future will provide, libraries of combinatorial chemistry compounds to Third Party customers and grant to such customers certain license rights with respect to such compounds, for use by such customers in screening against targets selected by such customers and in synthesizing derivative


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                      31.

compounds. RPR agrees that Axys' providing such compounds and granting such license rights to such customers [*].

        11.7 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        11.8 FORCE MAJEURE. Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, strike, flood, governmental acts or restrictions or any other reason which is beyond the control of the respective Party. The Party affected by force majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any obligation under this Agreement is delayed owing to a force majeure for any continuous period of more than six
(6) months, the Parties hereto shall consult with respect to an equitable solution, including the possibility of the mutual termination of this Agreement.

        11.9 NO TRADEMARK RIGHTS. No right, express or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of a Party in connection with the performance of this Agreement.

        11.10 ENTIRE AGREEMENT OF THE PARTIES; AMENDMENTS. This Agreement and the exhibits hereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

        11.11 CAPTIONS. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

        11.12 APPLICABLE LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the [*] applicable to contracts entered into and to be performed wholly within the [*] excluding conflict of laws principles.

        11.13 DISPUTES. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, or the rights or obligations of the Parties hereunder, the Parties shall try to settle their differences amicably between themselves. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within [*] after such notice appropriate representatives of the Parties shall meet for attempted resolution by good faith negotiations. If such representatives are unable to resolve promptly such disputed matter, it shall be referred to the President of Axys and to the member of



                                      32.

RPR's Executive Council specified by RPR, for discussion and resolution. If such personnel are unable to resolve such dispute within [*] of initiating such negotiations, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation or some other dispute resolution procedure.

        11.14 NOTICES AND DELIVERIES. Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by telecopier (receipt verified) or by express courier service (signature required) or five (5) days after it was sent by registered letter, return receipt requested (or its equivalent), to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Party shall have last given by notice to the other Parties.

        If to RPR, addressed to:

               Rhone-Poulenc Rorer Pharmaceuticals Inc.
               500 Arcola Road
               Collegeville, PA 19426
               Telecopier:  (610) 454-3807
               Attn.:  General Counsel

        If to Axys, addressed to:

               Axys Pharmaceuticals, Inc.
               180 Kimball Way
               South San Francisco, CA  U.S.  94080
               Telecopier:  (650) 829-1067
               Attn.:  President

               and to:

               Axys Pharmaceuticals, Inc.
               180 Kimball Way
               South San Francisco, CA 94080
               Attn:  General  Counsel
               Telecopier:  (650) 829-1067

               With copies to:

               Cooley Godward
               Five Palo Alto Square
               3000 El Camino Real
               Palo Alto, CA  94306-2155
               Telecopier:  (650) 857-0663
               Attn:  Barclay James Kamb, Esq.



                                      33.

        11.15 NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, including, but not limited to, loss of profits or revenue, or claims of customers of any of them or other Third Parties for such or other damages.

        11.16 NON-SOLICITATION. During the Research Term, and for a period of one (1) year thereafter, neither Party shall solicit, induce, encourage or attempt to induce or encourage any employee of the other Party to terminate his or her employment with such other Party or to breach any other obligation to such other Party.

        11.17 WAIVER. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

        11.18 COMPLIANCE WITH LAW. Nothing in this Agreement shall be deemed to permit a Party to export, reexport or otherwise transfer any Licensed Product sold under this Agreement without compliance with applicable laws.

        11.19 SEVERABILITY. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

        11.20 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.



                                      34.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written, each copy of which shall for all purposes be deemed to be an original.



AXYS PHARMACEUTICALS, INC.                  RHONE-POULENC RORER
PHARMACEUTICALS INC.




By:   /s/  Daniel Petree                    By:   /s/ John Leone
   -------------------------------             ---------------------------------
Name:   Daniel H. Petree                    Name:   John R. Leone
     -----------------------------               -------------------------------

Title:    President & COO                   Title:     Sr. V.P. & G.M. RPRP
      ----------------------------                ------------------------------



                                      35.

                                    EXHIBIT A

                            PHASE TRANSITION CRITERIA



[*]


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                       1.

                                    EXHIBIT B

                                  RESEARCH PLAN



                                       [*]


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.





                                       1.

                                                                      APPENDIX 1


                                      [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

                                     BETWEEN

                           AXYS PHARMACEUTICALS, INC.

                                       AND

                    RHONE-POULENC RORER PHARMACEUTICALS INC.

ARTICLE 1       DEFINITIONS..................................................................1

        1.1    "Active Compound".............................................................1

        1.2    "Affiliate"...................................................................2

        1.3    "Axys Know-How"...............................................................2

        1.4    "Axys Patents"................................................................2

        1.5    "Axys Product"................................................................2

        1.6    "Back-Up Compound"............................................................2

        1.7    "Collaboration Compound"......................................................2

        1.8    "Confidential Information"....................................................2

        1.9    "Control".....................................................................3

        1.10   "Effective Date"..............................................................3

        1.11   "Fair Market Value"...........................................................3

        1.12   "FDA".........................................................................3

        1.13   "Field".......................................................................3

        1.14   "First Commercial Sale".......................................................3

        1.15   "FTE".........................................................................3

        1.16   "IND".........................................................................3

        1.17   "Indication"..................................................................3

        1.18   "Information".................................................................4

        1.19   "Joint Know-How"..............................................................4

        1.20   "Joint Patents"...............................................................4

        1.21   "Joint Research Committee" or "JRC"...........................................4

        1.22   "Know-How"....................................................................4

        1.23   "Licensed Product"............................................................4

        1.24   "Major Pharmaceutical Market".................................................4

        1.25   "Materials"...................................................................4

        1.26   "NDA".........................................................................4

        1.27   "Net Sales"...................................................................4

        1.28   "Patent Right"................................................................5

        1.29   "Person"......................................................................5

        1.30   "Phase I".....................................................................5

        1.31   "Phase III"...................................................................5


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       2.

        1.32   "Phase Transition Criteria"...................................................5

        1.33   "Regulatory Approval".........................................................5

        1.34   "Relevant Period".............................................................5

        1.35   "Research"....................................................................5

        1.36   "Research Plan"...............................................................5

        1.37   "Research Technology".........................................................5

        1.38   "Research Term"...............................................................6

        1.39   "Respiratory Diseases"........................................................6

        1.40   "RPR Know-How"................................................................6

        1.41   "RPR Patents".................................................................6

        1.42   "Sublicensee".................................................................6

        1.43   "Third Party".................................................................6

        1.44   "Valid Claim".................................................................6

ARTICLE 2         RESEARCH...................................................................6

        2.1    Collaborative Research........................................................6

        2.2    Conduct of the Research.......................................................7

        2.3    Axys Research Efforts.........................................................7

        2.4    RPR Research Efforts..........................................................8

        2.5    Research Funding..............................................................8

        2.6    Research Information and Reports..............................................8

        2.7    Identification and Testing of Active Compounds................................9

        2.8    Early Termination of Agreement................................................9

        2.9    Early Termination of Collaborative Aspect of Research.........................9

        2.10   Extension of Research Term...................................................10

        2.11   Material Transfer............................................................10

        2.12   Liability....................................................................11

        2.13   [*]..........................................................................11

        2.14   Subcontractors...............................................................11

ARTICLE 3         LICENSES..................................................................12

        3.1    Research Licenses............................................................12

        3.2    Commercialization License to RPR.............................................12

        3.3    Negative Covenants and License Limitations...................................12

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       3.

        3.4    License for Axys Products....................................................13

        3.5    Cross-License of [*].........................................................13

ARTICLE 4         JOINT RESEARCH COMMITTEE..................................................13

        4.1    Creation and Structure of the Joint Research Committee.......................13

        4.2    Regular Meetings.............................................................14

        4.3    Responsibilities of the Joint Research Committee.............................14

        4.4    Subcommittees of the JRC.....................................................14

        4.5    Decisions of the JRC.........................................................14

        4.6    Expenses.....................................................................14

ARTICLE 5         PRODUCT DEVELOPMENT.......................................................15

        5.1    Selection of Compounds and Diligence.........................................15

        5.2    Development Information and Reporting........................................15

        5.3    [*] and [*]..................................................................15

ARTICLE 6         PAYMENTS TO AXYS..........................................................17

        6.1    License Fees.................................................................17

        6.2    Up-Front Research Payment....................................................17

        6.3    Milestone Payments...........................................................17

        6.4    Royalty Payments.............................................................18

        6.5    Term of Royalty Obligation...................................................18

        6.6    Timing of Payment............................................................18

        6.7    [*] Licenses.................................................................19

        6.8    Third Party Licenses.........................................................19

        6.9    Mode of Payment..............................................................19

        6.10   Obligation to Pay Royalties..................................................19

        6.11   Records Retention............................................................19

        6.12   Audits.......................................................................19

        6.13   No Non-Monetary Consideration for Sales......................................20

        6.14   Taxes........................................................................20

ARTICLE 7         INVENTIONS AND PATENTS....................................................20

        7.1    Title to Inventions..........................................................20

        7.2    Rights to Other Compounds....................................................21

        7.3    Patent Prosecution...........................................................21


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




                                       4.

        7.4    Enforcement of Patents.......................................................23

        7.5    Third Party Patent Rights....................................................23

ARTICLE 8         CONFIDENTIALITY...........................................................24

        8.1    Confidentiality Obligations..................................................24

        8.2    Publications.................................................................25

        8.3    Press Releases...............................................................26

ARTICLE 9         INDEMNIFICATION...........................................................26

        9.1    Indemnification by RPR.......................................................26

        9.2    Indemnification by Axys......................................................26

        9.3    Notification of Claims; Conditions to Indemnification Obligations............27

ARTICLE 10        TERMINATION AND EXPIRATION................................................27

        10.1   Term and Termination.........................................................27

        10.2   Termination of the Agreement upon Material Breach............................27

        10.3   Termination of the Agreement by RPR..........................................28

        10.4   Consequences of Termination..................................................28

        10.5   Accrued Rights; Surviving Obligations........................................29

        10.6   Rights in Bankruptcy.........................................................30

ARTICLE 11        MISCELLANEOUS PROVISIONS..................................................30

        11.1   Relationship of the Parties..................................................30

        11.2   Assignments..................................................................30

        11.3   Disclaimer of Warranties.....................................................31

        11.4   Representations and Warranties...............................................31

        11.5   Additional Representations and Warranties of Axys............................32

        11.6   Combinatorial Chemistry......................................................32

        11.7   Further Actions..............................................................32

        11.8   Force Majeure................................................................32

        11.9   No Trademark Rights..........................................................33

        11.10  Entire Agreement of the Parties; Amendments..................................33

        11.11  Captions.....................................................................33

        11.12  Applicable Law...............................................................33

        11.13  Disputes.....................................................................33

        11.14  Notices and Deliveries.......................................................33



                                       5.

        11.15  No Consequential Damages.....................................................34

        11.16  Non-Solicitation.............................................................34

        11.17  Waiver.......................................................................34

        11.18  Compliance with Law..........................................................35

        11.19  Severability.................................................................35

        11.20  Counterparts.................................................................35



                                       6.